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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                   FORM 8-K/A



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 AUGUST 3, 2001
               (DATE OF REPORT) (DATE OF EARLIEST EVENT REPORTED)

                              EXCO RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                      TEXAS
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

             0-9204                                    74-1492779
      (COMMISSION FILE NO.)                 (IRS EMPLOYER IDENTIFICATION NO.)


                             6500 GREENVILLE AVENUE
                                SUITE 600, LB 17
                               DALLAS, TEXAS 75206
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 368-2084


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The undersigned Registrant hereby amends and restates its Current Report filed on Form 8-K dated August 3, 2001 and filed on August 13, 2001. The "Item 9. Regulation FD Disclosure" was incorrectly filed as "Item 5. Other Events". In agreement with the press release announcing earnings issued on August 6, 2001, the Registrant has corrected the earnings estimate included in the following text from $.27 per share to $.40 per basic share and $.37 per diluted share for the quarter ended June 30, 2001 vs $.19 per basic and diluted share for the same quarter in 2000, and has broken-out the cash flow estimate for the quarter ended June 30, 2001, of $.93 per share to $1.02 per basic share and $.93 per diluted share compared to $.43 per basic and diluted share for the same period last year.

ITEM 9. REGULATION FD DISCLOSURE

On August 3, 2001, EXCO Resources, Inc. issued a press release announcing revised production and operating forecasts for 2001, the text of which is provided below. EXCO is filing this report pursuant to Regulation FD in connection with its planned disclosure and discussion of the topics disclosed herein. This report will not be deemed an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD. The information "furnished" in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.





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                     EXCO RESOURCES, INC. REVISES PRODUCTION
                        AND OPERATING FORECASTS FOR 2001


DALLAS, TEXAS, August 3, 2001....EXCO Resources, Inc. announced today that it has revised its production forecast for 2001 and 2002 and certain other operating costs and expenses for the remainder of 2001. Furthermore the Company warned that commodity prices, especially prices for natural gas, have decreased and will affect its revenues for the year ending December 31, 2001.

Production
Charles Evans, Vice President and Chief Operating Officer said "We have revised our production estimates for the remainder of 2001 and 2002 principally due to delays in securing drilling and workover rigs to complete our planned capital projects as scheduled. We remain committed to developing our reserve base and expect to spend $26 million on capital projects during the current year. Production from proved developed producing wells continues to run slightly ahead of plan through the first six months of 2001."

The following schedule shows historical consolidated production of crude oil, natural gas liquids (NGLs) and natural gas for the year ended December 31, 2000, the first and second quarters of 2001 and the Company's most current estimate of production for the remainder of 2001 and 2002 based upon its revised capital projects schedule:

                                                                                      Range of
                            Historical  Production     Historical              Estimated Production
                                Quarters Ended         Year Ended                   Years Ending
                            ----------------------     -----------      --------------------------------------
                              3/31/01     6/30/01        12/31/00          12/31/01               12/31/02
                            ----------------------     -----------      --------------------------------------

Crude oil (mbo)                213             232             432         945 to 950          1,100 to 1,175

NGLs (mbo)                      21              45              89         180 to 182            240 to 249

Natural gas (mmcf)           1,299           2,051           3,981       8,350 to 8,430       12,800 to 12,850

Total (mmcfe)                2,703           3,713           7,107      15,100 to 15,222      20,840 to 21,394


These estimates do not include any volumes from future acquisitions.





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Lease Operating Costs

Lease Operating Costs, exclusive of taxes, were $1.45 per mcfe for the six months ended June 30, 2001, and are expected to average $1.26 per mcfe for the full year 2001 vs $1.06 per mcfe for the year ended December 31, 2000. For the six months ended June 30, 2001, extraordinary costs of repairs and maintenance to properly equip and operate wells acquired in the later part of fiscal year 2000 and the first quarter of 2001 were approximately $785,000 ($.12 per mcfe). Other costs and services including electricity have increased sharply in 2001 as a result of increased demand for those services.

One time financing cost

As a result of arranging a new credit facility with an expanded syndicate of banks, EXCO incurred a one time expense of $369,000 during the quarter ended June 30, 2001.

Commodity prices

Although EXCO has hedges in place for 74% of its expected natural gas production at prices ranging from $4.79 to $5.51 per mcf and 90% of its crude oil production at prices ranging from $25.22 to $28.55 per barrel for the remainder of 2001, the Company's realized field prices for natural gas have declined from $9.13 per mcf in January to $3.42 per mcf in June 2001, while realized oil prices have decreased from $27.59 per barrel in January to $24.86 per barrel in June. If demand for crude oil and natural gas continues to weaken, it is likely that these commodity prices will further decline, affecting EXCO's unhedged production for the remainder of 2001 and beyond.

Expected second quarter results

EXCO now expects earnings to be approximately $.40 per basic share and $.37 per diluted share for the quarter ended June 30, 2001 vs $.19 per basic and diluted share for the same quarter in 2000. Cash flow per share for the quarter ended June 30, 2001 is anticipated to be $1.02 per basic share and $.93 per diluted share compared to $.43 per basic and diluted share for the same period last year.

Additional information about EXCO Resources, Inc. may be obtained by contacting the Company's President, Ted Eubank, at EXCO's headquarters, 6500 Greenville Ave., Ste. 600, Dallas, Texas 75206 or telephone, (214) 368-2084.

                                       ###

This release may contain forward-looking statements relating to future financial results or business expectations. Business plans may change as circumstances warrant. Actual results may differ materially from those predicted as a result of factors over which the Company has no control. Such factors include, but are not limited to: acquisitions, recruiting and new business solicitation efforts, commodity price changes, the extent to which the Company is successful in integrating recently acquired businesses, regulatory changes and general economic conditions. These risk factors and additional information are included in the Company's reports on file with the Securities and Exchange Commission.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                          EXCO RESOURCES, INC.


                          By:     /s/    J. DOUGLAS RAMSEY
                              -----------------------------------------------
                                 J. Douglas Ramsey, Vice President and Chief
                                 Financial Officer

Dated: August 20, 2001
















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